Irrevocable Commitment Letter

To: Fujian Fresh Joy Technology Co., Ltd. (hereinafter referred to as “Your Company”)

Whereas Your Company, Fujian Roar Game Technology Co., Ltd. (hereinafter referred to as “Roar Game”) and registered shareholders of Roar Game have already entered into Call Option Agreement, Exclusive Business Cooperation Agreement, Equity Pledge Agreement, and I myself have issued a Shareholder Power of Attorney (hereinafter collectively referred to as “VIE Agreements”), to ensure my performance of VIE Agreements, I (Name: Shihua LIN , ID Number: 350102195505060473 ) hereby make the following commitments:

1. I promise that my spouse [ ] has no right to claim any right or interest in relation to the shares I hold in Roar Game, and has no right to impose any impact on the daily management of Roar Game;

2. I guarantee that, if any event which refrains me from exercising shareholder’s rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to me, I will take corresponding measures as far as possible to guarantee the rights of other registered shareholders and the performance of VIE Agreements. Meanwhile, I confirm that my inheritors (including my spouse) have no right to claim any right or interest in relation to the shares I hold in Blue Hat, and have no right to impose any impact on the daily management of Blue Hat, and my inheritors shall perform and comply with VIE Agreements.

3. This commitment letter is irrevocable. Once this commitment letter is signed, I could not withdraw it without writing consent of Your Company.

I hereby write this letter to you.

Promisee：/s/ Shihua LIN（Signature）

Date: 2020

Irrevocable Commitment Letter

To: Fujian Fresh Joy Technology Co., Ltd. (hereinafter referred to as “Your Company”)

Whereas Your Company, Fujian Roar Game Technology Co., Ltd. (hereinafter referred to as “Roar Game”) and registered shareholders of Roar Game have already entered into Call Option Agreement, Exclusive Business Cooperation Agreement, Equity Pledge Agreement, and I myself have issued a Shareholder Power of Attorney (hereinafter collectively referred to as “VIE Agreements”), to ensure my performance of VIE Agreements, I (Name: Fengying LI , ID Number: 350583198209237127 ) hereby make the following commitments:

1. I promise that my spouse [ ] has no right to claim any right or interest in relation to the shares I hold in Roar Game, and has no right to impose any impact on the daily management of Roar Game;

2. I guarantee that, if any event which refrains me from exercising shareholder’s rights as a registered shareholder, such as death, incapacity, divorce or any other event, could happen to me, I will take corresponding measures as far as possible to guarantee the rights of other registered shareholders and the performance of VIE Agreements. Meanwhile, I confirm that my inheritors (including my spouse) have no right to claim any right or interest in relation to the shares I hold in Blue Hat, and have no right to impose any impact on the daily management of Blue Hat, and my inheritors shall perform and comply with VIE Agreements.

3. This commitment letter is irrevocable. Once this commitment letter is signed, I could not withdraw it without writing consent of Your Company.

I hereby write this letter to you.

Promisee：/s/ Fengying LI（Signature）

Date: 2020

Irrevocable Commitment Letter

To: Fujian Fresh Joy Technology Co., Ltd. (hereinafter referred to as “Your Company”)

Whereas Your Company, Fujian Roar Game Technology Co., Ltd. (hereinafter referred to as “Roar Game”) and registered shareholders of Roar Game have already entered into Call Option Agreement, Exclusive Business Cooperation Agreement, Equity Pledge Agreement, and I myself have issued a Shareholder Power of Attorney (hereinafter collectively referred to as “VIE Agreements”), to ensure my performance of VIE Agreements, I (Name: Min WEI , ID Number: 350102195710130602 ) as the spouse of Shihua LIN hereby make the following commitments:

4. I have full knowledge of all of arrangements under the VIE Agreements. and therefore give unconditional and irrevocable consent on all the consensus and arrangements that my spouse Shihua Lin, other registered shareholders and Your Company have reached in the VIE Agreements;

5. If due to the operation of ;aw I become a registered shareholder of Roar Game in the future, I agree to renounce all shareholder rights and benefits of the company that I will have as a registered shareholder;

6. I agree to be bound by VIE Agreements (including its amendments, supplements and rearrangements form time to time);

7. This commitment letter is irrevocable. Once this commitment letter is signed, I could not withdraw it without writing consent of Your Company.

I hereby write this letter to you.

Promisee：/s/ Min Wei（Signature）

Date: 2020